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                                                                 Exhibit 10.33.1


                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


         This Second Amendment (this "AMENDMENT") to that certain Employment Agreement dated as of June 29, 1998, as amended on July 16, 1998 (the "EMPLOYMENT AGREEMENT") by and between the Executive and the Company is entered into as of this 16th day of June, 2000 by and between Robert K. Barton (the "EXECUTIVE") and Simmons Company, a Delaware corporation (the "COMPANY"). Terms used and not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

         The Employment Agreement is hereby amended to the extent set forth below, such amendment to be effective upon the execution hereof by the Company and the Executive. All other provisions of the Employment Agreement shall remain in full force and effect.

1. ANNUAL BONUS. The Annual Bonus table set forth in Section IV.B of the Employment Agreement is hereby amended to read in its entirety as follows, with all other provisions of Section IV.B remaining in full force and effect:


           % of Targets in Plan                      % of Target Bonus
           --------------------                      -----------------
         less than or equal to 90                              0

                    91                                        10

                    92                                        20

                    93                                        30

                    94                                        40

                    95                                        50

                    96                                        60

                    97                                        70

                    98                                        80

                    99                                        90

                    100                                       100

- A minimum achievement of at least 91% of the targets in the annual financial plan (the "Annual Plan") is required in order for any portion of the Annual Bonus to be awarded.

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-                 Upon attaining 100% of the targets in the Annual Plan, the amount of the Annual Bonus is increased thereafter by 5% of the Base Salary for each 1% increase over the targets in the Plan.

-                 The target bonus for the Executive shall be 42.5% of the Base
                  Salary.

2. MISCELLANEOUS. Except as amended hereby, the Employment Agreement is confirmed as being in full force and effect. This Amendment shall not terminate or supersede any additional obligations of the Employee pursuant to any other agreement (including, without limitation, the Employment Agreement) with respect to the proprietary information, confidential information or the like or with respect to any restrictions on the activities of the Employee or the like or with respect to the securities of the Company. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seal, as of the date first above written.

                                   THE COMPANY:

                                   SIMMONS COMPANY


                                   By /s/ CHARLES R. EITEL
                                      --------------------------------------
                                      Charles R. Eitel
                                      Chairman and Chief Executive Officer


                                   THE EXECUTIVE:
                                   /s/ ROBERT K. BARTON
                                   -----------------------------------------
                                   Robert K. Barton


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